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                                                                   EXHIBIT 10.13


                          BUSINESS PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into by and among J. L. HOLLOWAY HOLDINGS,INC., a Mississippi corporation("Buyer"), FRIEDE & GOLDMAN, LTD., a Louisiana corporation ("Seller"), and JEROME L. GOLDMAN, an individual resident of the State of Louisiana ("Shareholder").

                                  WITNESSETH:

     WHEREAS, Seller engages in the business of creating, developing, licensing and selling engineering designs of two classes of marine craft, namely marine vessels such as river craft and full oceangoing ships (collectively "Ships") and mobile offshore oil and gas drilling units such as jack-up and semi-submersible drill rigs, drill ships and mobile production units (collectively "Vessels"); and

     WHEREAS, Seller desires to sell and Buyer desires to purchase all of the assets, with certain specified exceptions, used in Seller's business of creating, developing, licensing and selling engineering designs of Vessels (the "Vessel Design Business") while allowing Seller to continue in its business of creating, developing, licensing and selling engineering designs of ships (the "Ship Design Business"); and

     WHEREAS, simultaneously with Buyer's purchase of the Vessel Design Business, Buyer and Shareholder shall execute a consulting agreement, in the form attached hereto as EXHIBIT 1, whereby Shareholder agrees to serve as a consultant to Buyer for a period of ten (10) years serving as Chairman of a steering committee overseeing Vessel design marketing and improvement and enhancement of the Vessel Design Business (the "Consulting Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Shareholder hereby agree as follows:

     1.   Sale and Purchase of Assets.

          (a) Purchased Assets. Subject to, and upon the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the following assets used in
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     the Ship Design Business and the Vessel Design Business (the "Assets"):

               (i) All furniture, fixtures, computers,, machinery, equipment, leasehold improvements, automobiles vehicles, and other tangible assets of Seller ("FF&E") as set forth on SCHEDULE 1(a)(i);

               (ii) The corporate name or trade name "Friede & Goldman, Ltd.", any and all variations and uses of the name "Friede & Goldman" and all trademarks, logos, labels and other distinctive marks, badges or insignias associated with such name and all other names, trademarks, logos, labels and other distinctive marks, badges or insignias used in the Vessel Design Business of Seller, whether or not registered, and the goodwill of Seller associated with the Vessel Design Business and associated with such names or marks (collectively, the "Trademarks") as set forth on SCHEDULE 1(a)(ii);

               (iii) Those certain Chocking System Patent Rights including United States Reissue Patent 32,589 issued February 2, 1988 for Mobile Offshore, Self-elevating (jack-up) Unit Leg/Hull Rigidification System, (the "Chocking Patent") relating to chocking systems used to jack-up oil and gas drill rigs, and all improvements and modifications made thereto by or for Seller;

               (iv) All rights, benefits and interests of Seller under all Vessel Design (as defined below) and engineering contracts, agreements and commitments for sale or licensing of Vessel Designs (as defined below) or design products or services to customers and other selected contracts, if any ("Purchased Contracts") as set forth on SCHEDULE 1(a)(iv);

               (v) All business methods, engineering, know how, blue prints, drawings, shop drawings, specifications, manuals, marketing plans, marketing aids, videos, materials and customer or prospect lists of Seller ("Methods and Materials");

               (vi) All books, records, files, documents, telephone numbers, computer programs, computer disks, licenses, permits and other information, written or

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          electronic, or used in the operation of Seller's Vessel Design
          Business ("Records");

               (vii) All Vessel designs, including completed designs, modifications and enhancements thereto and designs currently under development, and Seller's files of past Vessel designs and design engineering ("Vessel Designs") specifically excluding, however, the Mod V and Mod VI designs, which excluded designs are more specifically described on SCHEDULE 1(a)(vii);

               (viii) That certain lease relating to Seller's current office space (the Lease");

               (ix) All licenses and permits required to conduct the Vessel Design Business to the extent that they are assignable; and

               (x) One hundred percent (100%) of the common stock and other equity interest, if any, of Freide & Goldman International, Inc., a Louisiana corporation.

          (b) Inclusive Interpretation. All specific descriptions of the Assets on Schedules l(a)(i) through (iv) are intended to be cumulative descriptions of the general classifications of Assets described in Paragraphs l(a)(i) through (iv) and are not exclusive. All Schedules and Exhibits have been prepared by the parties from information furnished by Seller and may be supplemented by additional written information delivered by Buyer to Seller upon expiration of the Due Diligence Period, as defined herein.

          (c) Assumed Liabilities. Buyer shall not assume or in any way be responsible for any liability or obligation of Seller or Shareholder whatsoever, disclosed, undisclosed, absolute, contingent or otherwise, including, but not limited to (i) any federal, state or local income, withholding, sales or excise taxes, (ii) any pending, threatened or future litigation or product or services liability claim which arises out of the operation or conduct of the business of Seller or from any products or services sold or licensed by Seller and (iii) any liabilities or obligations to or for the benefit of employees or agents of Seller. Seller and Shareholder hereby indemnify and hold Buyer harmless from any and all such liabilities.

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     2.   Purchase Price.

               (a) Purchase Price. The Purchase Price for the Assets and the Non-Competition Agreement referred to in SECTION 17 shall be $1,500,000.00 plus the post-closing payments described in SECTIONS 6 and 7.

               (b) Allocation. Prior to the termination of the Due Diligence Period, as defined herein, Buyer and Seller shall agree to the allocation of the Purchase Price for federal and state income tax purposes among the various categories of Assets and the Non-Competition Agreement referred to in SECTION 17.

     3. Deposit. Seller acknowledges receipt of the sum of $100,000.00 tendered herewith by Buyer as a deposit to be applied to the Purchase Price at Closing, as defined herein (the "Deposit"). In the event Buyer notifies Seller, within five (5) days following the termination of the Due Diligence Period, as defined herein, of Buyer's decision to terminate this Agreement or, if the transactions contemplated herein cannot be consummated on the Closing Date, as defined herein, due to the misrepresentation, either intentional or unintentional, by Seller of any representation, warranty or covenant or the default by Seller under any provision or term of this Agreement, then, upon written notification by Buyer to Seller of the termination of this Agreement, Seller shall immediately refund the Deposit, in full, to Buyer. In the event the transactions contemplated herein cannot be consummated on the Closing Date, as defined herein, due to the misrepresentation, either intentional or unintentional, by Buyer of any representation, warranty or covenant, or the default by Buyer under any provision or term of this Agreement, then upon written notification by Seller to Buyer of the termination of this Agreement, Seller shall be entitled to retain the Deposit as liquidated damages.

     4. Due Diligence Period. Seller and Shareholder acknowledge that this Agreement has been executed by Buyer prior to the attachment by Seller of the various Schedules and Exhibits described in certain Sections of this Agreement. Therefore, for a period of thirty (30) days following the receipt by Buyer of a counterpart of this Agreement duly executed by Seller and Shareholder, with all required Schedules and Exhibits attached (the "Due Diligence Period"), Buyer shall have the right to review all books, records, contracts, agreements, designs, patents, licenses and any other information maintained by Seller relating in any way to the Assets or the Vessel Design Business which Buyer, in its sole discretion, deems necessary or appropriate to obtain sufficient information to complete the consummation of the transactions contemplated herein. Within five (5) days following the expiration of the Due Diligence Period, Buyer shall notify Seller and Shareholder in writing of his decision to proceed with the Closing, as defined herein, or to terminate this Agreement in which case Seller shall immediately return the Deposit to Buyer and no party shall owe any further duty or obligation to any other party hereunder.

     5. Closing. Unless terminated pursuant to the provisions of Sections 3 or 4 above, the consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on or before the tenth (10th) day following the expiration of the Due Diligence Period (the "Closing Date"), on such date as the parties may agree, at the offices of Watkins & Eager PLLC, 400 East Capitol Street, Suite 300, Jackson, Mississippi 39201, or at the offices of Liskow & Lewis, One Shell Square, 50th Floor, New Orleans, Louisiana 70139, as the parties may agree. The sum of $1,500,000.00 less the Deposit shall be paid by Buyer to Seller in full in cash or by wire transfer at Closing.

     6.   Post-Closing Payments.

               (a) Vessel Design Payments. Buyer shall pay to Seller an amount equal to fifteen percent (15%) of all licensing and design fees collected by Buyer on orders received by Buyer during the ten (10) year period beginning on the Closing Date (the "Order Period") for designing new-build Vessels and twenty percent (20%) of the licensing fees collected by Buyer on orders received by Buyer during the Order Period for subsequent designs of the same Vessels which are part of a series of Vessels designed by Buyer for the same owner and fabricated by the same builder to similar design criteria, i.e. Classification and Regulatory Rules and Regulations.

               (b) Chocking System Payments. Buyer shall pay to Seller an amount equal to twenty percent (20%) of all amounts collected by Buyer from agreements entered into by Buyer during the Order Period for sales of the chocking system as described in the Chocking Patent.

               (c) Date of Payment. The sums required to be paid to Seller pursuant to the provisions of Sections 4(a) and (b)

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     above shall be paid by Buyer to Seller within thirty (30) days following the receipt of Buyer of the respective fees upon which such payments are calculated. Buyer shall provide Seller an accounting reflecting the calculation of each required payment at the time each payment is made to Seller.

     7.   Market Share.

               (a) Market Share Payments. Buyer anticipates that its strongest market for sales of its designs will be new-build independent leg jack-up or semi-submersible drilling units ("Drilling Units") ordered by a domestic (U.S.A. headquartered) drilling company, excluding any domestic drilling company, its subsidiaries or affiliates, that builds its own Drilling Units pursuant to a design which it owns ("Domestic Drillers"). Therefore, for a period of ten (10) years beginning with the Closing Date (the "Guaranty Period"), Buyer guarantees that for the three (3) year period ending with the third anniversary of the Closing Date and for each three year period thereafter ending with the fourth through the tenth anniversaries of the Closing Date (each such three year period shall be referred to as a "Construction Period"), twenty percent (20%) of all new-build Drilling Units ordered by Domestic Drillers whose keels are laid during a Construction Period shall be constructed pursuant to the Vessel Designs or designs subsequently created or developed by Buyer. In the event Buyer fails to attain an average twenty percent (20%) of such new-build Drilling Unit market in any Construction Period, Buyer shall pay Seller the sum of $300,000.00 for each Drilling Unit design sale by which Buyer is short of the twenty percent (20%) goal. The sum required to be paid to Seller shall be paid by Buyer within ninety (90) days following the end of any Construction Period in which the required market share is not attained. Buyer will maintain an aggressive worldwide marketing staff to assure the market share necessary to make the sales required herein.

               (b) Indexing of Payments. The $300,000.00 payment from Buyer to Seller described in Section 7(a) above shall be increased on the first anniversary of the Closing Date and on each subsequent anniversary thereof within the Guaranty Period as follows: Buyer shall calculate the percentage increase in the Consumer Price Index for All Urban Consumers-U.S. City Average for All Items (unadjusted for seasonal change) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") using the Index for

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     the month in which the Closing occurs as the Base Index number and the
     Index for the same month of each subsequent year during the Guaranty Period as the then current Index number. The current Index number shall be divided by the Base Index number. From the quotient thereof, there shall be subtracted the integer one (1) and any resulting positive number shall be deemed to be the percent of increase in the cost of living. The percentage of increase in the cost of living multiplied by $300,000.00 shall be the increase required to be determined by this Section.

     8. Office Space. Buyer shall allow Shareholder to maintain his current office space at Seller's offices at no cost so long as Shareholder continues to provide services to Buyer pursuant to the provisions of the Consulting Agreement or any amendment thereto or extension thereof. Should the current lease of Seller's offices expire and not be renewed by Buyer, then Buyer shall provide comparable office space to Shareholder at no cost at the offices of the Vessel Design Business for such time as Shareholder continues to provide services to Buyer pursuant the provisions of the Consulting Agreement and any extension thereof or amendment thereto. Buyer shall allow William Hamilton to maintain his current office space at Seller's offices at no cost for a period of five (5) years following the Closing Date or until Shareholder no longer requires the space, if sooner. Should the current lease of Seller's offices expire prior to the expiration of the five (5) year period and not be renewed by Buyer, then Buyer shall provide comparable office space to William Hamilton at no cost at the new offices of the Vessel Design Business for the remainder of the five (5) year period.

     9. Representations and Warranties of Seller and Shareholder. Seller and Shareholder hereby jointly and severally represent and warrant to Buyer, with the full understanding that Buyer is relying thereon, the following:

               (a) Due Organization. Seller (i) is a corporation duly organized and validly existing under the laws of the State of Louisiana and is qualified to do business in Louisiana, and is not engaged in any activities in any other state which would require Seller to qualify to do business in any other state or, if so engaged, is qualified in any such state which would require Seller to qualify to do business and (ii) has the full corporate power to own and operate its assets and properties and to carry on its business as now conducted. True, correct and complete copies of Seller's

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     Articles of Incorporation and the Certificate of Good Standing in Louisiana
     have been furnished to Buyer.

               (b) Corporate Authority. Seller has the full legal right, power and authority to execute and deliver this Agreement and to perform in accordance with its terms, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement are within the corporate powers of Seller and have been duly authorized by all necessary corporate actions, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the Articles of Incorporation or Bylaws of Seller, or any other incorporation or organizational document.

               (c) Shareholder Authority. Shareholder has the full legal right, power and authority to execute and deliver this Agreement and to perform in accordance with its terms, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and the performance by Shareholder of his obligations under this Agreement do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency.

               (d) Enforceability. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Seller and Shareholder, enforceable in accordance with its terms.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the performance of the obligations of Seller and Shareholder under this Agreement will not:

                    (i) conflict with, result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, license, franchise, contract or any other instrument or agreement to which Seller or Shareholder is a party or by which Seller or Shareholder may be bound or affected; or

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                    (ii) result in the creation or imposition of any lien,
          security interest or encumbrance of any nature whatsoever upon the Assets.

               (f) Defaults; Consents. No default, breach or violation by Seller or Shareholder exists under any law, rule, regulation or agreement to which either is a party or by which either may be bound or affected, and no event has occurred and is continuing which, with notice or passage of time or both, would constitute a default, breach or violation thereunder. All approvals, consents and other authorizations (governmental or otherwise) of and filings with, all courts, agencies, commissions and other authorities and entities required for the due performance by Seller and Shareholder of their obligations under this Agreement have been obtained or will be obtained prior to Closing.

               (g) Taxes. Seller has filed or caused to be filed all tax returns required to be filed by Seller in all jurisdictions in which Seller is subject to taxation and has paid all taxes shown to be due and payable by Seller on such returns or upon any assessments or deficiencies made against Seller to the extent that such taxes have become due and payable. Seller has set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the tax authorities for the respective jurisdictions. True, correct and complete copies of Seller's federal income tax returns for 1993 and 1994 and, if prepared by the date of this Agreement, for 1995, have been furnished to Buyer. No tax liability of Seller in any jurisdiction, whether in dispute or otherwise, in any way affects or impairs transferability of the Assets or constitutes or will constitute a lien or charge upon any of the Assets. After consummation of the transactions contemplated by this Agreement, Seller will file all tax returns and pay all taxes necessary to prevent any lien or charge against the Assets.

               (h) Assets. The Assets constitute all intangible and tangible assets and properties of any kind and nature which are necessary to or used in the operation of Seller's Vessel Design Business as currently conducted. The Assets are free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge. No claims have been asserted and no claims are pending by any person, firm, corporation or entity against Seller or Shareholder, nor does Seller or

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     Shareholder know or have any reasonable ground to know of any basis for any such claims with respect to the ownership or use of any of the Assets or questioning the validity or effectiveness of any of the Assets. The use of the Assets by Seller has not infringed the rights of any other person, firm, corporation or entity.

               (i) Mod V and Mod VI Enhancements. By purchasing the Vessel Designs, Buyer shall obtain the right to use the technology, methods, systems and know how arising from Seller's development of the Mod V and Mod VI designs for future designs currently under development by Seller or created or developed by Buyer subsequent to the Closing Date and such use will not infringe upon the rights of Seller, or any assignee of Seller, to the use, licensing or sale of the Mod V or Mod VI designs. In the event that the Mod V or Mod VI designs are sold or otherwise transferred to a third party (including but not limited to Seller's proposed transfer to Far East Levingston Shipbuilding Limited as set forth in Seller's proposed agreement attached hereto as EXHIBIT 9(i)), such sale or transfer shall be subject to Buyer's rights of use hereunder, which rights of use are not conditioned upon any further payments from Buyer.

               (j) Title. Seller has good and marketable title to the Assets and the Assets are being sold, transferred, conveyed, assigned and delivered to Buyer free and clear of all liens and encumbrances of every kind and nature.

               (k) Lease Agreement. The Lease is not in default and is in full force and effect and is legally and validly assignable to Buyer.

               (l) FF&E. All of the FF&E are in good working order and good repair, ordinary wear and tear excepted.

               (m) Litigation. There is no litigation or proceeding pending or, to the knowledge of Seller or Shareholder, threatened against or relating to Seller, its business or the Assets, nor does Seller or Shareholder know or have any reasonable ground to know of any basis for any such action, or of any governmental investigation relative to the Assets, properties or business of Seller.

               (n) Financial Statements. Seller has delivered to Buyer as part of SCHEDULE 9(n) the following financial

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     statements with respect to the business, operations and financial condition of Seller: (i) unaudited statements of assets and liabilities as of December 31, 1993, 1994 and 1995, prepared by the independent accounting firm that normally provides services to Seller and (ii) the related statements regarding operations for the periods then ended; and (iii) interim unaudited statements of assets and liabilities as of September 30, 1996 and the related statements regarding operations for the period then ended. Such financial statements are in accordance with the books and records of Seller and are complete and accurate in all material respects and have been maintained in accordance with good business practices and fairly present the financial position and results of operations of Seller for the periods therein indicated. All such unaudited financial statements have been prepared and maintained in a matter consistent with generally accepted accounting principles.

               (o) Undisclosed Liabilities. There are no material debts, obligations or liabilities of Seller, or of Shareholder relating to Seller, absolute or contingent, including without limitation liabilities for federal, state, local or foreign taxes, which are not reflected as liabilities on the most recent balance sheet of Seller (a copy of which has been delivered to Buyer as part of SCHEDULE 9(n)), including the notes thereto, except liabilities arising since the date of such balance sheet in the ordinary course of business which are not materially different in amount or type from those reflected on such balance sheet and are not materially adverse to the Assets, business, operations or financial condition of Seller.

               (p) Adverse Changes. Except as reflected on the financial statements delivered to Buyer by Seller, during the twelve (12) month period immediately preceding the date of this Agreement there have been no materially adverse changes in the business, operations or financial condition of Seller.

               (q) Purchased Contracts. The Purchased Contracts constitute all contracts, agreements, leases and commitments that relate to the Assets and necessary or appropriate to enable Buyer to begin the Vessel Design Business and operations formerly conducted by Seller. True, correct and complete copies of the Purchased Contracts, as amended, have been provided to Buyer. The Purchased Contracts are in full force and effect, are not in default, are valid and binding

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     obligations of the parties to the Purchased Contracts and are legally and validly assignable to Buyer.

               (r) Names. Other than the name Friede & Goldman, Ltd., Seller has not been known as or used any other corporate or fictitious name.

               (s) Records. Seller's books, accounts and records are complete and accurate in all material respects and have been maintained in their usual, regular and ordinary manner, consistent with good business practices and fairly reflect the business and operations of the Seller.

               (t) Employees. SCHEDULE 9(t) contains a true and complete list of the names, positions, salaries and other forms of compensation and accrued vacation and sick leave of each employee of Seller. None of Seller's employees have given notice to Seller of their intent to terminate their employment with Seller nor does Seller intend to terminate any of its employees.

               (u) Employee Benefits. SCHEDULE 9(u) contains a true and complete list of each employee bonus, deferred compensation, stock purchase, stock option, or other employee benefit plan, program, agreement, commitment or arrangement to which Seller contributes, is required to contribute, or has any other obligation (collectively "Plans"). None of the Plans is subject to the Employee Retirement Income Security Act of 1974, as amended.

               (v) Conduct of Business Reflected in Financial Statements. Since the date of the December 31, 1995, financial statements delivered to Buyer, Seller has not:

                    (i) conducted its business other than in the ordinary course of business;

                    (ii) suffered any material adverse change in its financial condition or the prospects or operations of its business;

                    (iii) experienced, or received notice or information respecting, any material adverse change in Seller's relationships with any major customers or sales agents;

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

                    (iv) done or agreed to do anything which, if completed, would violate or cause to be untrue any of Seller's or Shareholder's representations and warranties contained in this Agreement; or

                    (v) experienced any other event or condition which may materially and adversely affect the Assets or the future operation and conduct of the Vessel Design Business currently conducted by Seller.

               (w) Licenses. SCHEDULE 9(w) identifies all licenses or permits required to conduct the business of Seller.

               (x) Compliance with Laws. To the best of its knowledge, Seller has operated its business in full compliance with all applicable federal, state or local laws, rules, regulations, guidelines, ordinances and administrative and judicial orders and rulings.

               (y) Environmental Matters. Without limiting the generality of SUBSECTION 9(x), Seller has operated its business in full compliance with all applicable federal, state or local laws, rules, regulations, guidelines, ordinances and administrative and judicial orders and rulings relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment, disposal and discharge of hazardous or toxic substances or waste, including without limitation the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Air Act, as amended, and the Federal Clean Water Act, as amended, together with any rules, regulations or executive orders promulgated thereunder.

               (z) Full Disclosure. To the best of Seller's and Shareholder's knowledge, Seller and Shareholder have disclosed to Buyer all facts material to the consummation of the transactions contemplated by this Agreement, including without limitation all facts material to the Assets. No representation, warranty, statement made or information furnished by Seller or Shareholder in this Agreement or otherwise in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such statement not misleading.

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

               (aa) Labor Force. Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any unfair labor practices, or other collective bargaining disputes. Seller has committed no unfair labor practice. None of Shareholder, the directors and officers of Seller and employees with responsibility for employment matters of Seller has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

     10. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, with the full understanding that Seller is relying thereon, the following:

               (a) Buyer Authority. Buyer has the full legal right, power and authority to execute and deliver this Agreement and to perform in accordance with its terms, without the consent or approval of any person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency.

               (b) Enforceability. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

               (c) No Violation. The consummation of the transactions contemplated by this Agreement and the performance of the obligations of Buyer under this Agreement will not conflict with, result in any breach of or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, license, franchise or any other instrument or agreement to which Buyer is a party or by which Buyer may be bound or affected.

               (d) Default. In the event Buyer fails to make full payment of those sums required to be paid to Seller pursuant to the provisions of
     Section 6 Post-Closing Fees and Section 7 Market Share and such failure shall continue for a period of sixty (60) days following written demand from Seller to Buyer for payment, Buyer shall then be in default hereunder (the "Default Date") and the Assets, as they exist on the Default

     Date, shall be transferred to Seller and all provisions of this Agreement, the Noncompetition Agreement and the Consulting Agreement shall terminate as of the Default Date.

               (e) No Litigation. There is not any litigation or proceeding pending or, to the knowledge of Buyer, threatened against or relating to Buyer.

               (f) Marketing Effort. With Seller's assistance, Buyer shall prepare and carry out an aggressive worldwide marketing plan targeting all shipbuilders and other potential users of Seller's Vessel designs with the intent to invest such capital into research and development as may be necessary to maintain the outstanding reputation of Seller in the Vessel Design Business and to meet the market share required by SECTION 7(a).

     11. Survival of Representations and Warranties. Notwithstanding any independent investigation made by any party, the representations and warranties of Seller, Shareholder and Buyer which are contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement. Seller, Shareholder and Buyer expressly agree that (i) any misrepresentation or breach of any warranty whatsoever contained in this Agreement shall be deemed material and (ii) the acceptance by Buyer of a bill of sale, assignment or other document of transfer shall not be deemed to be a waiver of any misrepresentation or breach of warranty.

     12.  Covenants of Seller and Shareholder.

               (a) Confidential Information. Seller and Shareholder acknowledge and agree that the Assets include certain confidential information relating to the business of Seller. Except to the extent necessary in connection with any matter referred to in SECTION 22(j), neither Seller nor Shareholder will at any time (except as authorized in writing by Buyer) directly or indirectly use for Seller's or Shareholder's own benefit, or directly or indirectly divulge, disclose or communicate to any person, firm or corporation, any confidential information relating to the Assets, Vessel Design Business or operations of Seller, including without limitation any processes, procedures, information, research, engineering designs, business methods, marketing plans, customer or prospect lists, information regarding cost of products sold or pricing practices.

               (b) Conduct of Business. Except as required to consummate the transactions contemplated by this Agreement, from the date of this Agreement until the Closing Date, Seller and Shareholder shall conduct the Vessel Design Business of Seller in the ordinary course consistent with past practices.

               (c) Consents. Seller and Shareholder shall use their best efforts to obtain as promptly as possible any consent, authorization or approval required to be obtained in connection with the transactions contemplated by this Agreement.

               (d) Standstill. Neither Seller nor Shareholder will, directly or indirectly, solicit any inquiries or accept any proposals for any acquisition, merger or other transaction which would, if consummated, materially and adversely affect the transactions contemplated by this Agreement.

               (e) Access to Assets. Buyer and Buyer's officers and representatives shall be given reasonable access to all of Seller's facilities, properties, books, and other records relating to the business of Seller and shall be allowed to make copies and abstracts therefrom. Buyer's inspection rights under this Agreement shall not in any way (i) limit Seller's or Shareholder's representations and warranties under this Agreement or any schedule, exhibit or certificate delivered pursuant to this Agreement or (ii) diminish or impair Buyer's right to rely in good faith thereon.

               (f) Change of Seller's Name. At or prior to Closing, Seller shall adopt an amendment to its Articles of Incorporation changing its corporate name to a name which is not confusingly similar to "Friede & Goldman, Ltd." Seller shall deliver such amendment, executed and in a form acceptable for filing to the Louisiana Secretary of State's office and to Buyer at Closing and shall immediately after Closing cause such amendment to be filed in the offices of the Secretary of State of all states in which Seller is qualified to do business.

     13. Conditions to Seller's and Shareholder's Obligations. The obligations of Seller and Shareholder to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions precedent (compliance with which may be waived in whole or in part by Seller and Shareholder in writing):

               (a) Representations True. Each and every representation and warranty made by Buyer shall have been true in all material respects when made and shall be true in all material respects at Closing as if originally made on and as of the Closing Date.

               (b) Covenants Satisfied. All obligations of Buyer to be performed under this Agreement at or prior to Closing shall have been timely performed in all material respects.

               (c) Consulting Agreement. Buyer shall have executed the Consulting Agreement.

     14. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions precedent (compliance with which may be waived in whole or in part by Buyer in writing):

               (a) Representations True. Each and every representation and warranty made by Seller and Shareholder shall have been true in all material respects when made and shall be true in all material respects at Closing as if originally made on and as of the Closing Date.

               (b) Covenants Satisfied. All obligations of Seller and Shareholder to be performed under this Agreement at or prior to Closing shall have been timely performed in all material respects.

               (c) Corporate Proceedings and Approvals. At or prior to Closing, all requisite corporate and shareholder proceedings shall have been taken and all requisite corporate and shareholder authorizations shall have been secured which are necessary to authorize the execution, delivery, and performance of this Agreement by Seller. At or prior to Closing, Seller shall have delivered to Buyer certified copies of all resolutions pertaining to such authorizations.

               (d) Employment Agreements. At or prior to Closing, Buyer shall have entered into such employment or other agreements with those employees of Seller deemed by Buyer, in his sole discretion, to be necessary to the profitable continuation of the Vessel Design Business.

               (e) Investigations. No investigation by Buyer or any document or information delivered to Buyer by Seller or Shareholder shall have revealed any facts or circumstances which, in the reasonable discretion of Buyer, have or could have a material adverse effect on the Assets or the Vessel Design Business of Seller.

               (f) Schedules. At Closing, Buyer shall have received all Schedules to this Agreement with the certification of the duly authorized officer or agent of Seller or Shareholder and in a form satisfactory to Buyer in all respects.

               (g) Noncompetition Agreement. At or prior to Closing, Buyer shall have received an executed noncompetition agreement from Seller containing provisions substantially in the form attached as SCHEDULE 17 to this Agreement.

               (h) Opinion of Counsel. At or prior to Closing Buyer shall have received an opinion from Seller's counsel reasonably satisfactory to Buyer that the entire rights to the Chocking Patent are assignable by Seller and that upon the filing with the United States Patent and Trademark Office of an assignment, Buyer shall have the complete title to, ownership of and right to the Chocking Patent free and clear of any and all liens, claims and encumbrances.

               (i) Consulting Agreement. Shareholder shall have executed the Consulting Agreement.

               (j) Accounts Receivable. At or prior to Closing, Seller shall provide Buyer a list of all accounts receivable due with respect to the Purchased Contracts as of the Closing Date in amounts acceptable to Buyer, which Seller shall retain and which shall not be a part of the Assets.

               (k) UCC Search. At or prior to Closing, Seller shall provide Buyer with copies of Uniform Commercial Code searches performed in all jurisdictions in which the Assets are located, certified by the officer performing the search and which reflect no liens or encumbrances upon the Assets.

     15. Instruments of Transfer. Seller shall execute and deliver to Buyer at Closing a full warranty bill of sale and such assignments and other instruments of conveyance and transfer, each in a form satisfactory to Buyer, as shall be necessary to vest in Buyer good and marketable title to the Assets.

     16. Employees. Seller, Shareholder and Buyer agree that Buyer shall have the right, but not the obligation, to employ or solicit for employment any employee of Seller (salaried or hourly) and that any such employee hired by Buyer shall be employable and terminable at will by Buyer.

     17. Noncompetition. Seller shall execute a noncompetition agreement with Buyer substantially in the form attached as EXHIBIT 17 to this Agreement. Seller and Shareholder represent and agree that the duration, geographical coverage and general terms and conditions of the noncompetition agreement are reasonable and necessary to protect the interests of Buyer and the subsidiaries and affiliates of Buyer.

     18. Indemnification of Buyer. Seller and Shareholder hereby jointly and severally covenant and agree to indemnify and hold harmless and defend Buyer against all loss, injury, liability and damage, including expenses and reasonable attorneys' fees, which result from: (i) any misrepresentation made by Seller or Shareholder, (ii) any breach of any of the warranties which Seller or Shareholder have given under this Agreement, (iii) any breach or failure of Seller or Shareholder to perform in accordance with any term or condition of this Agreement, (iv) any assertion against Buyer of any claim relating to any liability of Seller or Shareholder not assumed by Buyer under this Agreement or
(v) any assertion against Buyer of any claim relating to the operation, ownership, use or maintenance of the Assets for all periods prior to the Closing Date.

     19. Further Assurances. Each party to this Agreement agrees to perform or cause to be performed any act, and to execute and deliver any agreement, document or instrument, which may be reasonably necessary to effect and carry out the terms and provisions of this Agreement.

     20. Expenses. The parties agree that each party shall bear and pay his or its own expenses incident to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

     21.  Remedies.

               (a) In the event of a breach or threatened breach by Seller or Shareholder of any provision of this Agreement, Buyer shall be entitled to an injunction restraining such party from violating that provision, or to an order requiring such party to comply with the terms of that provision, or both. Nothing in this Section 21(a) shall limit the availability of any legal or equitable remedies to Buyer not referred to in this Section 21(a), including the right to specific performance.

               (b) Seller and Shareholder each acknowledge and agree that in the event of breach of any warranty or representation contained herein, in the Consulting Agreement or in the Noncompetition Agreement referred to in
     Section 17, which results in loss or damages, including all costs and attorneys' fees, to Buyer, Buyer may set off such loss or damages against any payments thereafter owing to Seller or Shareholder for whatever reason and may use all proper means of legal redress to recover such damages. Buyer shall not be limited in its recourse to the payments owed to Seller or Shareholder.

               (c) In the event of a breach by Buyer of any provision of this Agreement, Seller and Shareholder shall be entitled to terminate this Agreement and retain the Deposit as liquidated damages and Buyer shall owe no further duty or obligation to Seller or Shareholder hereunder.

     22. Miscellaneous Provisions. The following additional provisions are agreed upon:

               (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of Mississippi without giving effect to any choice or conflict of law provision or rule (whether of the State of Mississippi or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Mississippi.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators, and transferees.

               (c) No failure to enforce any term, condition or provision of this Agreement shall operate as a waiver of such term, condition or provision, or as a waiver of any other term, condition or provision hereof.

               (d) This Agreement constitutes the entire and complete agreement between the parties hereto.

               (e) No amendment or modification of this Agreement shall be valid unless the same is in writing and is executed by each of the parties hereto.

               (f) Neither this Agreement nor any right or obligation hereunder may be assigned by any party.

               (g) All Exhibits and Schedules referred to in this Agreement and which are attached to this Agreement, as they may be amended from time to time as provided in this Agreement, are made a part hereof and are incorporated herein by reference.

               (h) If any provision of this Agreement is found by a court of competent jurisdiction to be legally invalid or unenforceable: (i) the validity and enforceability of the remainder of this Agreement shall not be affected (ii) such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and (iii) such provision shall be valid, enforceable and enforced in its modified form.

               (i) Time is of the essence with respect to each and every covenant, agreement and obligation of the parties to this Agreement.

               (j) Notwithstanding anything to the contrary contained in this Agreement, Seller and Shareholder shall have reasonable access to the books and records of Seller which have been purchased by Buyer pursuant to this Agreement, for any reasonable purpose material to Seller or Shareholder, including matters relating to indemnification under this Agreement, the preparation of financial statements or tax returns, responses to audits by tax authorities, and governmental or legal investigations or proceedings.

               (k) Until Closing, the parties agree to consult with each other before making any public statement with respect to the transactions contemplated by this Agreement or making any statement with respect to the transactions contemplated by this Agreement to any of the customers, suppliers or creditors of Seller; provided, however, that the parties may discuss the transactions contemplated by this Agreement with their respective legal counsel, accountants and similar representatives.

     23. Notices. All Notices given under the provisions of this Agreement shall be given in writing and shall be personally delivered, delivered by certified mail, return-receipt requested, or by facsimile directed to the parties at the addresses given below. Such Notices shall become effective as of the time of delivery if personally delivered, as of the date of the receipt as referenced by the official receipt of the United States Postal Service if delivered by certified mail, or as of the date and time of the actual confirmation of receipt of the facsimile. Addresses of the parties are as follows:

               BUYER:              J. L. Holloway Holdings, Inc.
                                   525 E. Capitol Street, Suite 402
                                   Bank of Mississippi Building
                                   Jackson, MS 39201
                                   Telephone:  (601) 352-1107
                                   Facsimile:  (601) 352-0588

               SELLER
               & SHAREHOLDER:      Jerry L. Goldman
                                   Friede & Goldman, Ltd.
                                   935 Gravier Street, Suite 2100
                                   New Orleans, LA 70112
                                   Telephone:  (504) 523-4621
                                   Facsimile:  (504) 529-5135

     24. AGREEMENT DATE; TERMINATION OF OFFER. THE DATE OF THIS AGREEMENT SHALL BE THE DATE WHEN THE LAST ONE OF BUYER, SELLER AND SHAREHOLDER HAS SIGNED THIS AGREEMENT. BUYER'S OFFER TO SELLER TO ENTER INTO THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE ON THE FIFTEENTH (15TH) DAY FOLLOWING THE DATE OF BUYER'S EXECUTION OF THIS AGREEMENT AND SELLER SHALL IMMEDIATELY REFUND BUYER'S DEPOSIT, IN FULL, UNLESS BUYER RECEIVES A COUNTERPART OF THIS AGREEMENT DULY EXECUTED BY SELLER AND SHAREHOLDER WITH ALL REQUIRED SCHEDULES AND EXHIBITS ATTACHED. A FACSIMILE COPY OF THIS AGREEMENT AND ANY SIGNATURES HEREON SHALL BE CONSIDERED FOR ALL PURPOSES AS ORIGINALS.


     WITNESS the signatures of the parties on the dates set forth below.

BUYER:

J. L. HOLLOWAY HOLDINGS, INC.


_____________________________            ___________________________
J. L. HOLLOWAY, PRESIDENT                DATE



SELLER:

FRIEDE & GOLDMAN, LTD.


_____________________________            ___________________________
JEROME L. GOLDMAN, __________            DATE



SHAREHOLDER:


_____________________________            ___________________________
JEROME L. GOLDMAN                        DATE